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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cooper Cameron Corporation for the registration of $500,000,000 of various classes of securities and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       Ernst & Young LLP


Houston, Texas
July 12, 2002